As filed with the Securities and Exchange Commission on September 28, 2026
                    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________________
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	65-0680967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 South Congress Avenue Delray Beach, Florida 33445
(Address, including zip code, of registrant’s principal executive offices)

PetMed Express, Inc. 2024 Inducement Incentive Plan, as Amended and Restated
(Full title of the plan)

Robert Lawsky
Corporate Secretary and General Counsel
PetMed Express, Inc.

420 South Congress Avenue Delray Beach, Florida 33445
(561) 526-4444
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Curt P. Creely, Esq.
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
__________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer		Smaller reporting company
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
The purpose of this Registration Statement is to register the offer and sale of 500,000 additional shares of common stock, par value $0.001 per share (“Common Stock”), of PetMed Express, Inc. (the “Registrant”) in connection with the amendment and restatement of the Registrant’s 2024 Inducement Incentive Plan.
Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2024 (Reg. No. 333-282377), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (1) through (5) below, which have previously been filed with the Commission:
1.    The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the Commission on June 2, 2026;
2.    The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the Commission on August 13, 2026;
3.     The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 21, 2026, June 26, 2026, July 23, 2026 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), August 12, 2026, September 17, 2026 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), September 21, 2026 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), and September 28, 2026;
4.     The description of the Registrant’s Common Stock contained in its Registration Statement on Form 10-SB filed with the Commission on January 10, 2000 and amended on February 25, 2000 and March 13, 2000, as updated by the Description of Securities filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and any amendments or reports filed for the purpose of updating such description; and
5.    The description of the Registrant’s preferred stock purchase rights contained in its Registration Statement on Form 8-A filed with the Commission on December 3, 2024 and amended on November 26, 2025, and any amendments and reports filed for the purpose of updating such description.
In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Further, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
 Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.     Exhibits.
The following exhibits, as required by Item 601 of Regulation S-K, are attached or incorporated by reference, as indicated below.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-SB, File No. 000-28827, filed by the Registrant on January 10, 2000).

4.2
Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed by the Registrant on May 22, 2015).

4.3
Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Amended Current Report on Form 8-K/A, filed by the Registrant on December 18, 2024).

4.4
Third Amended and Restated Bylaws of PetMed Express, Inc. (incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed by the Registrant on November 7, 2024).

4.5
Rights Agreement, dated December 3, 2024, by and between the Registrant and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Amended Current Report on Form 8-K/A, filed by the Registrant on December 18, 2024).

4.6
Amendment No. 1 to Rights Agreement, dated November 26, 2025, by and between the Registrant and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed by the Registrant on November 26, 2025).

4.7
PetMed Express, Inc. 2024 Inducement Incentive Plan, as Amended and Restated, effective as of September 28, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by the Registrant on September 28, 2026).

5.1*	Opinion of Foley & Lardner LLP.

23.1*	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).

23.2*	Consent of Baker Tilly LLP.

23.3*	Consent of RSM US LLP.

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on September 28, 2026.
PETMED EXPRESS, INC.
    By:     /s/ Jeffrey Allen Willard
    Jeffrey Allen Willard
Chief Executive Officer and President
Each person whose individual signature appears below hereby authorizes and appoints Jeffrey Allen Willard and Robert Lawsky, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead to execute in the name and on behalf of each person, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on September 28, 2026.
S-1

Signature	Title

/s/ Jeffrey Allen Willard	Chief Executive Officer, President, and Director
Jeffrey Allen Willard	(Principal Executive Officer)

/s/ Doug Krulik Doug Krulik	Interim Principal Financial Officer, Treasurer, and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter Batushansky	Director
Peter Batushansky

/s/ James LaCamp	Director
James LaCamp

/s/ Justin Mennen	Chair of the Board of Directors
Justin Mennen

/s/ Tamar Elkeles	Director
Tamar Elkeles

S-2